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                                                                    EXHIBIT 23.1
                                                                    ------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-77024) and in the Registration Statements on Form S-8 (No. 33-85692, No. 33-50564, No. 33-56756, No. 33-67160, No. 33-73680, No. 33-98750, No. 33-92302, No. 333-242,
No. 333-5719, and No. 333-5721) of Callaway Golf Company of our report dated January 20, 1997 appearing on page 35 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 19 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

San Diego, California
March 27, 1997